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EXHIBIT 15.1

The Board of Directors and Stockholders
FedEx Corporation

We are aware of the incorporation by reference in the Registration Statements (Form S-8 Nos. 2-95720, 33-20138, 33-38041, 33-55055, 333-03443, 333-45037, 333-71065, 333-34934, 333-55266, 333-100572 and Form S-3 No. 333-86342) of FedEx Corporation and in the related Prospectuses, of our report dated March 19, 2003, relating to the unaudited condensed consolidated interim financial statements of FedEx Corporation that are included in its Form 10-Q for the quarter ended February 28, 2003.

/s/ Ernst & Young LLP

Memphis, Tennessee
March 21, 2003

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  EXHIBIT 15.1